UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Filed by a Party other than the Registrant [ ]
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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12

VESTIN REALTY MORTGAGE I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 22, 2010

Dear Vestin Realty Mortgage I, Inc. Shareholder:

You will soon be receiving a Notice of Availability of Proxy Materials for our forthcoming Annual Meeting, which contains information about how to obtain a copy of the Proxy Statement and Proxy for the annual meeting of stockholders of Vestin Realty Mortgage I, Inc. to be held in Baltimore, Maryland on June 2, 2010.  The Securities and Exchange Commission recently approved certain rule changes by the New York Stock Exchange related to voting by brokers on behalf of their customers who hold their shares in "street name."  The NYSE permits brokers to vote their customers' shares on "routine" matters.  In the past, an uncontested election for directors was regarded by the NYSE as a routine matter and brokers were allowed to vote their customers' shares where no instructions were furnished on the matter by the customers.

Under the new rule, an uncontested director election is no longer regarded as a routine matter.  Thus, brokers who hold shares for customers in street name can no longer vote those shares in uncontested director elections unless they receive instructions from their customers as the beneficial owners of the shares.

In addition, in order to have a quorum at the annual meeting, holders of a majority of the shares outstanding on the record date must be present, in person or by proxy.

We urge you, when you receive your Notice of Availability of Proxy Materials, to follow the instructions to obtain your proxy materials and read them carefully as they contain important information.  After you have read the proxy materials, please VOTE, so that we may have a quorum at the annual meeting.  In the event that we do not have a quorum, the meeting will have to be adjourned until a later date, resulting in additional time and expense to Vestin Realty Mortgage I, Inc.  Please return your proxy promptly as described in the proxy statement.

AGAIN, WE URGE YOU TO VOTE AND LOOK FORWARD TO RECEIPT OF YOUR PROXY.

THANK YOU.

Vestin Realty Mortgage I, Inc.

Michael V. Shustek
Chief Executive Officer